EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statement:
(1) Registration Statement (Form S-8 No. 333-147925) pertaining to the 2006 Omnibus Equity Plan of Grubb & Ellis Company
of our report dated March 16, 2010, with respect to the consolidated financial statements and schedules of Grubb & Ellis Company included in this Annual Report (Form 10-K) for the year ended December 31, 2009.
/s/ Ernst & Young LLP
Irvine, California
March 16, 2010